Exhibit 99.1

TMC USA Files First Consolidated Deep-Seabed Mining Application, Increasing Expected Commercial Recovery Permit Area to 65,000 km2

•	Application is the first consolidated exploration license and commercial recovery permit application submitted under NOAA’s new consolidated application and review process—which the Company expects will reduce permitting timelines for companies with completed exploration programs—in line with Executive Order 14285, ‘Unleashing America’s Critical Offshore Minerals and Resources’
•	The consolidated application covers areas previously applied over in April 2025 and increases the commercial recovery area from ~25,000 to ~65,000 km2, with an estimated resource of 619 million tonnes (Mt) of wet nodules and a potential exploration upside of an additional 200 Mt
•	TMC USA applied under the new consolidated application process because it can demonstrate the scientific, technical and financial capability to pursue commercial recovery activities expeditiously and in accordance with the new rule
•	Supported by newly published, peer-reviewed research drawing on the Company’s test mining and recovery data—which demonstrates that both benthic biodiversity and sediment plume impacts are confined to the directly mined area—TMC USA is confident that its dataset provides a robust, scientifically grounded basis to commence and responsibly scale commercial operations

NEW YORK, Jan. 22, 2026 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or the “Company”), a leading developer of the world’s largest resource of critical metals essential to energy, defense, manufacturing and infrastructure, today announced that its U.S. subsidiary, The Metals Company USA LLC (“TMC USA”), has submitted a consolidated application to the National Oceanic and Atmospheric Administration (NOAA) for an exploration license and a commercial recovery permit for polymetallic nodules in international waters of the Clarion Clipperton Zone (CCZ) in the Pacific Ocean.

The application was filed under NOAA’s new consolidated application and review process and represents the first submission of its kind. It covers a ~65,000 km2 exploration and commercial recovery area in the CCZ, compared to a commercial recovery area of ~25,000 km2 in TMC USA’s initial commercial recovery permit application from April 2025.

Gerard Barron, Chairman and CEO of TMC, commented: “This new application represents the culmination of more than a decade of disciplined scientific, engineering, and environmental work. It translates years of exploration, testing, and data collection into a single, comprehensive submission for a defined, expanded, and game-changing critical minerals project, with more than 800 million estimated tonnes of nodules containing high-grade nickel, copper, cobalt and manganese — representing a metal grade of approximately 3.2% for nickel equivalent and 7% copper equivalent. We believe it demonstrates both the maturity of our project and our readiness to proceed to commercial operations under the U.S. regulatory framework.”

He added: “I want to commend the U.S. Administration for its recognition of critical minerals as a matter of national security and that offshore minerals are a key part of the solution.”

The increase in the proposed commercial recovery area is supported by extensive prior work, including multi-year environmental baseline studies, resource assessments, engineering development, and offshore test mining. The application incorporates data and analyses generated through 27 offshore resource and environmental research cruises (across both NORI-D and TOML-F and inclusive of all phases of the post-test mining sampling program), thousands of seafloor samples, and the largest integrated test mining campaign conducted in the deep sea since U.S.-based consortia first tested technologies in the CCZ in the 1970s.

Supported by newly published, peer-reviewed research by independent academics drawing on the Company’s test mining and recovery data—demonstrating that both biodiversity and sediment plume impacts are confined to the directly mined area—TMC is confident that its dataset provides a robust, scientifically grounded basis to commence and responsibly scale its commercial operations.

The application outlines a careful phased development approach, beginning with commercial recovery activities in a portion of the license area where nodules and habitats have been extensively characterized and where test mining and monitoring have already been completed. These prior activities include the successful collection of 3,000 tonnes of polymetallic nodules using a fully-integrated system, comprehensive environmental monitoring from the seafloor to the ocean surface, and pilot- and commercial-scale processing tests demonstrating the conversion of nodules into battery and steelmaking feedstocks.

NOAA has played a central role in advancing scientific understanding of deep seabed mining impacts since the 1970s, including conducting environmental research cruises in the Clarion Clipperton Zone (CCZ), monitoring early nodule collection trials, and publishing a Programmatic Environmental Impact Statement covering the CCZ in 1981. The agency issued comprehensive DSHMRA implementing regulations in 1981 (exploration licenses) and 1989 (commercial recovery permits) and has maintained an active licensing program since that time, with multiple exploration licenses renewed on a five-year basis. The newly effective rule updates this regulatory framework to reflect decades of additional environmental research, data collection, and technological development.

Since its founding, the Company has delivered many of the nodule industry’s firsts, uniquely positioning TMC USA to pursue commercial recovery activities expeditiously in accordance with the new NOAA rule.

Resource & Economics

•	1st Canadian NI 43-101 nodule resource statement
•	1st U.S. SEC S-K 1300 nodule resource statement
•	1st U.S. SEC S-K 1300 Preliminary Feasibility Study (PFS)
•	1st U.S. SEC S-K 1300 declared nodule reserves

Nodule Collection

•	1st integrated pilot mining test since the 1970s
•	Multiple innovations in system design informed by environmental baseline and pilot data

Nodule Processing & Refining

•	1st near zero-solid-waste flowsheet design
•	1st production of NiCuCo alloy since the 1970s
•	1st production of NiCuCo matte
•	1st production of Ni sulfate
•	1st production of Co sulfate
•	1st production of Mn sulfate
•	1st production of Mn silicate and NiCuCo alloy at industrial scale

Permitting & Environmental Impact Assessment

•	1st application for commercial recovery permit to NOAA
•	1st integrated collection plan
•	1st completed environmental baseline study
•	1st integrated pilot mining test since the 1970s
•	1st in-situ geotechnical CPT measurements in the CCZ
•	1st complete environmental monitoring as part of an integrated pilot mining test
•	1st midwater discharge plume model
•	1st calibrated seafloor production sound model
•	1st profiling of collector seafloor plume using ADCP instruments
•	1st integrated seafloor-to-surface environmental impacts assessment (EIA)
•	1st commercial lifecycle impacts assessment (LCA)

About The Metals Company

The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts

Media | media@metals.co
Investors | investors@metals.co

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as believes, could, expects, may, plans, possible, potential, will and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to the Company’s strategy to pursue commercial recovery of seafloor polymetallic nodules under the U.S. regulatory regime; the anticipated review of the consolidated application submitted under NOAA’s new regulations under DSHMRA; the expected initial operations of the Company in the event the consolidated application is approved; the expected biological communities and near-bottom sediment plume dynamics in the mining sites; the results of the PFS, including project economics, capital and operating cost projections, expected production volumes, recoveries and grades; and the anticipated commercial development upon approval of the consolidated application. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, the outcome and timing of regulatory reviews by NOAA under the Deep Seabed Hard Mineral Resources Act of 1980 and the regulations promulgated thereunder; the ability to obtain an exploitation contract from the International Seabed Authority or permits from the U.S. government; risks related to the Company’s dual path permitting strategy; changes in environmental, mining and other applicable laws and regulations; the development, testing and scaling of offshore collection systems; risks related to strategic partnerships and technology sharing; uncertainties relating to processing nodules at commercial scale; the outcome of any pending or future litigation; and other risks and uncertainties described in greater detail in the section entitled Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on March 27, 2025, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 14, 2025, and for the quarter ended June 30, 2025 filed on August 14, 2025. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of new information, future events, changed circumstances or otherwise, except as required by law.